                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                                BIO-PLEXUS, INC.


                                    ARTICLE I
                                     Offices

         1. LOCATION. The principal office and any other offices of Bio-Plexus, Inc. (the "Corporation") shall be located at such places within or without the State of Connecticut as the Board of Directors may from time to time determine.


                                   ARTICLE II
                             Shareholders' Meetings


         1. PLACE OF MEETINGS. Every meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place either within or without the State of Connecticut as shall be specified in the notice of said meeting given as hereinafter provided.

         2. ANNUAL MEETING. The annual meeting of the shareholders shall be held on such day and at such time and place in the month of May of each year as the Board of Directors may determine. At such meeting, the shareholders shall elect Directors and transact such other business as may be properly brought before the meeting. Failure to hold an annual meeting as herein prescribed shall not affect otherwise valid corporate acts. In the event of such failure, a substitute annual meeting may be called in the same manner as a special meeting.

         3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose may be called at any time by a majority of the Board of Directors or the President and shall be called by the President within fifteen (15) days of receipt of the written request of one or more shareholders holding at least ten
(10) percent of the issued and outstanding shares of the voting stock of the Corporation. No business other than that directly related to the purpose or purposes specified in the notice of such meeting shall be transacted at the meeting.

         4. NOTICE OF MEETINGS. Notice of the time and place of all annual and special meetings of shareholders and the purpose thereof shall be delivered by hand or mailed, postage prepaid, by the Secretary, not less than seven (7) nor more than fifty (50) days before such meeting to each shareholder of record as shall appear on the books of the Corporation. Whenever notice is required to be given to any person, a written waiver of notice signed by the person entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. Any shareholder who attends any shareholders' meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to have waived such notice.

         5. QUORUM. To constitute a quorum for the transaction of business at any meeting of shareholders, there must be present, in person or by proxy, the holders of a majority of the issued and outstanding shares of voting stock of the Corporation. The shareholders present at a duly held meeting at which a quorum was present may continue to transact business, notwithstanding the withdrawal of enough shares to leave less than a quorum.

         6. ADJOURNMENT OF MEETINGS. If a quorum is not present at a meeting of the shareholders, the holders of a majority of the voting power of the shares present and entitled to vote may adjourn the meeting to such future time as may be agreed. Notice of such adjournment shall be given to the shareholders not present or represented at the meeting.

         7. VOTING REQUIREMENTS. Except as may otherwise be specifically provided in these Bylaws, in the Certificate of Incorporation, or in the Connecticut Stock Corporation Act, the affirmative vote, at a meeting of shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the shareholders.

         8. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action which may be taken at a meeting of shareholders may be taken without a meeting if consent in writing, setting forth the action so taken or to be taken, is signed by all persons, severally or collectively, who would be entitled to vote upon such action at a meeting and said consent shall be filed with the Secretary of the Corporation and kept as part of the corporate records.

         9. RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, or entitled to receive a payment of any dividend, the Board of Directors may set a record date which shall not be a date earlier than the date on which such action is taken by the Board of Directors, nor more than seventy (70) nor less than ten (10) days before the particular event requiring such determination is to occur. If no record date is fixed by the Board of Directors, the date on which the notice of the meeting is mailed or if no notice is given, the day preceding the meeting shall be the record date for determination of shareholders entitled to vote at such meeting and the date on which the resolution of the Board of Directors declaring a dividend is adopted, shall be record date for determination of shareholders entitled to receive such distribution.

         10. PROXIES. At all meetings of shareholders, any shareholder entitled to vote may vote either in person or by proxy. All proxies shall be in writing, signed and dated and shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid for more than ten (10) years after its execution.

         11. PLEDGED STOCK. In the event a shareholder of record pledges his stock, or any part thereof, said pledgor may authorize, by a writing signed and dated and filed with the Secretary of the Corporation, the pledgee to vote said stock. Such an authorization will be valid and binding on the Corporation.

         12. NUMBER OF VOTES FOR EACH SHAREHOLDER. Each shareholder shall be entitled to one vote for each share of stock standing in the shareholder's name on the books of the Corporation as of the record date unless, and except to the extent that, voting rights of shares of any class are increased, limited, or denied by the Certificate of Incorporation.

         13. PRESIDING OFFICER. The President of the Corporation, or in the absence of the President, such other officer or shareholder as shall be designated by the shareholders present, shall preside at the shareholders' meeting.


                                   ARTICLE III
                               Board of Directors


         1. AUTHORITY, NUMBER, ELECTION, AND TERM OF OFFICE. The business, property, and affairs of this Corporation shall be under the care and management of its Board of Directors. Directors shall be chosen annually at the annual meeting of the shareholders. The Directors so elected shall be the number of directorships for the ensuing year, provided that the shareholders at any special shareholders' meeting or the Directors at any meeting of the Board of Directors may increase the number of directorships and elect additional Directors, and further provided that the Corporation shall have at least three directorships, except that, when all the issued and outstanding shares of stock are owned beneficially and of record by less than three shareholders, the number may be less than three but not less than the number of shareholders. The Directors shall elect a Chairman of the Board of Directors from among their membership. Directors shall hold office until the next annual shareholders' meeting and until their successors are duly elected and qualified. Any of the Directors may be removed at any time with or without any showing of cause at any annual or special shareholders' meeting by the affirmative vote of the holders of a majority of the Corporation's issued and outstanding shares. A Director may resign his office at any time and such resignation shall become effective immediately upon receipt of written notice by each remaining member of the Board of Directors.

         2. QUALIFICATIONS. Directors need not be shareholders nor residents of the State of Connecticut.

         3. VACANCIES. Vacancies on the Board of Directors may be filled for the unexpired portion of the term by a majority vote of the Directors then in office or by vote of a majority of the shares present and entitled to vote at a duly called shareholders' meeting.

         4. PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of Connecticut as it may from time to time determine.

         5. REGULAR MEETINGS. A meeting of the Board of Directors for the election of officers and the Chairman of the Board of Directors and the transaction of any other business that may come before such meeting shall be held without other notice immediately following each annual meeting of the shareholders or as soon thereafter as is convenient at the place designated therefor.

         6. OTHER MEETINGS. Other meetings of the Board of Directors may be held whenever the President or a majority of the Directors may deem it advisable, notice thereof, oral or written, to be given to each Director at least three (3) days prior to such meeting.

         7. WAIVER OF NOTICE. Whenever notice is required to be given to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. If any Director present at a meeting of the Board of Directors does not protest the lack of proper notice, prior to, or at the commencement of the meeting, notice of such meeting shall be deemed to have been waived.

         8. ACTION BY DIRECTORS WITHOUT A MEETING. Any resolution in writing concerning action to be taken by the Corporation, which resolution is approved and signed by all of the Directors, severally or collectively, provided the number of such Directors constitutes a quorum for such action, shall have the same force and effect as if such action were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution, together with the Directors' written approval thereof, shall be recorded by the Secretary in the minute book of the Corporation.

         9. TELEPHONIC PARTICIPATION IN DIRECTORS MEETINGS. A Director or member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in such a meeting shall constitute presence in person at such meeting.

         10. QUORUM AND VOTING REQUIREMENT. The holders of a majority of the directorships shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

         11. COMMITTEES; APPOINTMENT AND AUTHORITY. The Board of Directors, by resolution adopted by the affirmative vote of Directors holding a majority of the directorships, may designate two (2) or more Directors to constitute an Executive Committee or other committees, which committee shall have and may exercise all such authority of the Board as shall be provided in such resolution and may be permitted by law.

         12. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix fees of Directors, including reasonable allowance for expenses actually incurred in connection with their duties.


                                   ARTICLE IV
                                    Officers

         1. Titles, Election, and Duties. The Directors shall appoint at the annual Directors' meeting a Chief Executive Officer ("CEO"), a President, a Treasurer, and a Secretary. The Directors may, in addition to the foregoing, appoint one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any other officers the appointment of which they deem expedient or necessary. The CEO shall be an officer of the corporation. Any two offices except that of President and Secretary may be filled by the same person. The officers need not be shareholders, and need not be residents of Connecticut. The duties of the officers of the corporation shall be such as are imposed by these Bylaws and from time to time prescribed by the Directors. The Directors shall from time to time determine which officers shall be permitted to sign checks on behalf of the Corporation.

         2. Chief Executive Officer. The CEO shall be the chief executive officer of the Corporation and together with the President, shall be responsible for the director, management and supervision of the business of the Corporation subject to the control of the Board of Directors.

         3. President. It shall be the duty of the President together with the CEO to be responsible for the direction, management and supervision of the business of the Corporation, subject to the control of the Board of Directors. The President shall see that all orders and resolutions of the Board are carried into effect. In general the President shall perform all duties as may from time to time be assigned by the Board of Directors of specifically required to be performed, by these Bylaws or by law. In the absence or disability of the CEO, the President shall perform the duties and exercise the powers of the CEO.

         4. Vice President. The Vice President, if any, shall have such powers and perform such duties as may be assigned by the Board of Directors, the CEO, or the President. In the absence or disability of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, in the order of their election) shall perform the duties and exercise the powers of the President.

         5. Treasurer. The Treasurer shall have the custody of the funds of the Corporation and may endorse for collection, checks, notes, and other obligations and deposit the same to the credit of the corporation in such depositories as the Board of Directors may designate. The Treasurer shall keep accurate books of account of the Corporation's transactions which shall be property of the Corporation and shall be subject at all times to the inspection and control of the Board of Directors.

         6. Assistant Treasurer. It shall be the duty of the Assistant Treasurer, if any, in the absence of the Treasurer, to perform the Treasurer's duties, and such officer shall also perform such other duties as may be assigned by the Board of Directors, the CEO, or the President.

         7. Secretary. It shall be the duty of the Secretary to act as Secretary of and keep the minutes of all meetings of the Board of Directors and of shareholders; to cause to be given notice of all meetings of shareholders and Directors; to be custodian of the seal of the Corporation and to affix the seal, or cause it to be affixed, to all certificates for shares of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal, shall have been specifically or generally authorized by the Board of Directors; to have charge of the records of shareholders and also of other books, records, and papers of the Corporation relating to its organization as a Corporation and to see that the reports, statements, and other documents required by law are properly kept or filed; and in general to perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board of Directors, the CEO, or the President.

         8. Assistant Secretary. It shall be the duty of the Assistant Secretary, if any, in the absence of the Secretary, to perform the Secretary's duties, and such officer shall also perform such other duties as may be assigned by the Board of Directors, the CEO, or the President.

         9. Compensation. The salaries of all officers shall be fixed by the Board of Directors or in such manner as they shall from time to time determine.

         10. Term of Office and Vacancies. Each of such officers shall serve for the term of one year and until a successor is duly appointed and qualified, but any officer may be removed by the Board of Directors at any time with or without cause and with or without notice by a resolution adopted by the affirmative vote of Directors holding a majority of the directorships. Vacancies among the officers by reason of death, resignation, or other causes shall be filled for the unexpired term by the majority vote of the Directors in office, though such Directors are less than a quorum.

                                    ARTICLE V
                                      Stock


         1. ISSUANCE BY THE BOARD OF DIRECTORS. The Board of Directors may issue at one time, or from time to time, all or a portion of the authorized but unissued shares of the capital stock of the Corporation, including treasury stock, as in their opinion and discretion may be deemed in the Corporation's best interests. The Board may accept, in consideration for such shares, money and other property of any description actually received by the Corporation, provided, that such consideration exceeds in value the par value of said shares, if any, and that the consideration is legally acceptable for the issue of said shares.

         2. CERTIFICATES OF STOCK. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President or the Vice President and by the Secretary or Assistant Secretary, and shall carry the corporate seal. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby and the number of such shares and the date of issue shall be entered on the Corporation's books.

         3. TRANSFER OF STOCK. Shares of stock shall be transferred only on the books of the Corporation by the holder thereof in person or by the shareholder's attorney, upon surrender of the certificate of stock properly endorsed.

         4. LOST CERTIFICATES. The Board of Directors may, in case any share certificate is lost, stolen, destroyed, or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board shall determine.

         5. PREEMPTIVE RIGHTS. The shareholders shall have no preemptive rights.


                                   ARTICLE VI
                              Finance and Dividends


         1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year.

         2. BANK DEPOSITS. The monies of the Corporation shall be deposited in the name of the Corporation in and with such one or more national or state banks or trust companies as may be designated by the directors and shall be drawn only by check signed by such persons as the directors may designate.

         3. DIVIDENDS. Dividends may be voted by the directors from the net profits or earned surplus of the Corporation, payable to shareholders of record at the close of business on such subsequent days as the directors may designate and to be paid on a named day thereafter, and the directors may further close the transfer books during the period from the day as of which the right to such dividend is determined through the day upon which the same is to be paid. No dividend shall be paid unless duly voted by the directors of the Corporation, and the name of each director voting for any dividend shall be entered by the Secretary on the records of the Corporation.


                                   ARTICLE VII
                                Books and Records


         1. BOOKS AND RECORDS. The Corporation shall maintain correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, directors and any executive or other committee of directors.

         2. SHAREHOLDERS' LIST. The Corporation shall maintain at its principal place of business a record of the shareholders, giving the names and addresses of all shareholders and the number of shares held by each. At least five days before each shareholders' meeting, a complete list of the shareholders entitled to vote, arranged in alphabetical order, shall be prepared by the Secretary, and such list shall be open to inspection by any shareholder at the time and place of such meeting.


                                  ARTICLE VIII
                                   Amendments


         1. AMENDMENT TO THE BYLAWS. The Bylaws of the Corporation may be adopted, repealed, or amended by the affirmative vote of the directors holding a majority of the directorships or the shareholders holding a majority of the voting power present and entitled to vote thereon. No Bylaws shall be adopted, and no existing Bylaws shall be amended, or repealed, unless written notice of such proposed action shall have been given with respect to the meeting at which such action shall be taken.

                                   ARTICLE IX
                                 Indemnification


         1. SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Corporation shall indemnify shareholders, directors, officers, employees and agents of the Corporation to the maximum extent permitted by the Stock Corporation Act of the State of Connecticut. Expenses of a party which may be indemnifiable under the Stock Corporation Act incurred in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors upon agreement of the eligible party to repay such amount if he is later found not entitled to be indemnified by the Corporation under the Stock Corporation Act.


                                    ARTICLE X
                                     Waiver


         1. WAIVER. Any shareholder, director or officer of the Corporation may waive any and all requirements as to notice of or formality as to time, place or objects of any meeting, either before or after the time of such meeting as stated in the waiver, and such waiver shall be deemed to be the equivalent of due notice of such meeting.


                                   ARTICLE XI
                                      Seal


         1. SEAL. The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Seal" and "Connecticut."


                                  Certification

         These Bylaws were adopted at a meeting of the Directors of the Corporation on this 18th day of September, 1993.

                                                         /s/ Carl R. Sahi
                                                         -----------------------
                                                         Carl R. Sahi, President

Amended July, 1997.